                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Advocat, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  ADVOCAT INC.
                       277 MALLORY STATION ROAD, SUITE 130
                            FRANKLIN, TENNESSEE 37067


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1998


         Notice is hereby given that the Annual Meeting of Stockholders of Advocat Inc. (the "Company") will be held at 1800 First American Center, Nashville, Tennessee on May 15, 1998, at 9:00 a.m. Central Daylight Time, for the following purposes:

   1. To elect one Class 1 director to hold office for a three (3) year term and until his successor is duly elected and qualified;

   2. To amend the Company's 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel to increase the number of shares of Common Stock reserved for issuance from 810,000 shares to 1,060,000 shares; and,

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 23, 1998 will be entitled to vote at the meeting.

         The Company's Board of Directors urges all stockholders of record to exercise their right to vote at the meeting personally or by proxy. Accordingly, we are sending you the accompanying Proxy Statement and the enclosed proxy card.

         Your attention is directed to the Proxy Statement accompanying this notice for a statement regarding matters to be acted upon at the meeting.

                                    By Order of the Board of Directors,



                                    Mary Margaret Hamlett
                                    Secretary

Franklin, Tennessee
March 30, 1998


         YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

                                  ADVOCAT INC.

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advocat Inc., a Delaware corporation, with its principal offices at 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067 (together with its subsidiaries, "Advocat" or the "Company"), to be used at the Annual Meeting of Stockholders to be held on May 15, 1998, at 9:00 a.m. Central Daylight Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and form of proxy are being mailed to stockholders on or about March 31, 1998.

         A stockholder who executes a proxy has the right to revoke the proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies will be voted in accordance with instructions noted on the proxies. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR THE ELECTION OF THE NOMINEE NAMED HEREIN WHO IS STANDING FOR ELECTION AS A CLASS 1 DIRECTOR and FOR THE AMENDMENT TO THE 1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL (THE "KEY PERSONNEL PLAN") TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE FROM 810,000 TO 1,060,000 SHARES. Management does not know of any other matters that will be presented for action at the Annual Meeting of Stockholders. If any other matter does come before the meeting, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

         The cost of this proxy solicitation will be borne by the Company. It is contemplated that proxies will be solicited solely by mail. Banks, brokers and other custodians will be requested to forward proxy soliciting materials to their customers where appropriate, and the Company will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the Company's shares.


                       SUMMARY OF MATTERS TO BE CONSIDERED

         At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to vote on (1) the election of one nominee to serve as a Class 1 director for a three-year term and until his successor is duly elected and qualified (see "Proposal 1: Election of Director") and (2) the amendment of the Key Personnel Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 810,000 shares to 1,060,000 shares (see "Proposal 2:
Amendment to 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel Increasing Shares Available for Grant").

                                     VOTING

         Stockholders of record as of March 23, 1998 will be entitled to vote at the annual meeting. At the close of business on that day, there were outstanding 5,376,946 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote, which may be given in person or by proxy authorized in writing. The Company has no other classes of voting stock issued. The Company has the authority to issue shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.

         To vote by proxy, a stockholder should complete, sign, date and return the enclosed proxy to the Secretary of the Company. The Board of Directors urges you to complete the proxy card whether or not you plan to attend the meeting. If you attend the meeting in person, you may, if you wish, vote in person on all matters brought before the meeting even if you have previously delivered your proxy. Any stockholder who has given a proxy may revoke it any time prior to its exercise by filing an instrument revoking it with the Secretary of the Company, by duly executing a proxy bearing a later date, or by attending the meeting and voting in person. The mere presence at the meeting of a stockholder who has appointed a proxy will not revoke the appointment.

         The director nominee will be elected by a plurality of the votes cast by the holders of the Common Stock present or represented and entitled to vote at the annual meeting. All other matters submitted to the stockholders will be approved by the affirmative vote of a majority of the votes cast by the holders of the Common Stock present or represented and entitled to vote at the Annual Meeting of Stockholders. Abstentions and broker non-votes will not be counted as affirmative votes, but will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes have no legal effect on the election of directors. On matters requiring majority vote for approval, abstentions have the effect of negative votes.

                          STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

         The table below sets forth, as of March 23, 1998, the number and percentage of outstanding shares of the Company's Common Stock owned by all persons known to the Company to be holders of 5% or more of such securities, by all directors, by each of the executive officers named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, all holdings are of record and beneficial.

                                                                            NUMBER OF
                                                                              SHARES              PERCENTAGE
                                                                           BENEFICIALLY         SHARES OF TOTAL
NAME                                                                         OWNED(1)            OUTSTANDING(2)
----                                                                       ------------         ---------------
Heartland Advisors, Inc. (3)...........................................      814,800                 15.2%
     790 North Milwaukee Street
     Milwaukee, WI   53202

The Goldman Sachs Group, L.P. (4)......................................      814,000                 15.1%
     85 Broad Street
     New York, NY   10004

Neuberger & Berman, LLC (5)............................................      454,223                  8.4%
     605 Third Avenue
     New York, NY   10158-3698

Merrill Lynch & Co., Inc. (6)..........................................      360,000                  6.7%
     World Financial Center, North Tower
     250 Vesey Street
     New York, NY   10281-1334

FMR Corp (7)...........................................................      281,200                  5.2%
     82 Devonshire Street
     Boston, MA   02109

Charles W. Birkett, M.D. (8)...........................................      196,365                  3.6%

Paul Richardson (9)....................................................      165,617                  3.0%

Mary Margaret Hamlett (10).............................................      110,646                  2.0%

Edward G. Nelson (11)..................................................       21,000                    *

William C. O'Neil, Jr. (11)............................................       18,000                    *

J. Bransford Wallace (12)..............................................       10,333                    *

All directors and executive officers as a group (6 persons)(13)........      521,961                  9.0%

-----------------------

     * less than 1%

(1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2) The percentages shown are based on 5,376,946 shares of Common Stock outstanding plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of the date hereof.

(3) Information provided pursuant to a Schedule 13G/A filed by Heartland Advisors, Inc. on or about January 23, 1998, which schedule indicates beneficial ownership of 814,800 shares of Common Stock. The schedule further indicates sole voting power on 812,600 shares and sole dispositive power on all such shares.

(4) Information provided pursuant to a Schedule 13G/A filed by Goldman Sachs & Co. and Goldman Sachs Group, L.P. on or about February 14, 1998, which schedule indicates beneficial ownership of 814,000 shares of Common Stock. The schedule further indicates shared voting power on 650,700 shares and shared dispositive power on all such shares.

(5) Information provided pursuant to a Schedule 13G/A filed by Neuberger & Berman, LLC on or about February 19, 1998, which schedule indicates beneficial ownership of 454,223 shares of Common Stock. The schedule further indicates sole voting power on 292,159 shares and shared dispositive powers on all such shares.

(6) Information provided pursuant to a Schedule 13G/A filed by Merrill Lynch & Co., Inc. on behalf of it and various of its subsidiaries on or about January 13, 1998, which schedule indicates beneficial ownership of 360,000 shares of Common Stock over all of which Merrill Lynch & Co., Inc. has shared voting and dispositive powers. Merrill Lynch & Co., Inc. and its various subsidiaries disclaim beneficial ownership.

(7) Information provided pursuant to a Schedule 13G filed by FMR Corp. on or about February 10, 1998, which schedule indicates beneficial ownership of 281,200 shares of Common Stock. The schedule further indicates sole dispositive power on all such shares.

(8) Includes 85,000 and 50,000 shares purchasable upon exercise of options at exercise prices of $9.50 and $9.75 per share, respectively, issued under the Key Personnel Plan and 15,000, 1,000, 1,000, 667 and 333 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125 and $8.38125 per share, respectively issued under the 1994 Nonqualified Stock Option Plan for Directors (the "Director Plan").

(9) Includes 85,000 and 30,000 shares purchasable upon exercise of options at exercise prices of $9.50 and $9.75 per share, respectively, issued under the Key Personnel Plan and 15,000, 1,000, 1,000, 667 and 333 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125 and $8.38125 per share, respectively, issued under the Director Plan.

(10) Includes 65,000 and 20,000 shares purchasable upon exercise of options at exercise prices of $9.50 and $9.75 per share, respectively, issued under the Key Personnel Plan and 15,000, 1,000, 1,000, 667 and 333 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125 and $8.38125 per share, respectively, issued under the Director Plan.

(11) Includes 15,000, 1,000, 1,000, 667 and 333 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125 and $8.38125 per share, respectively, issued under the Director Plan.

(12) Includes 10,000 and 333 shares purchasable upon exercise of options at an exercise price of $9.25 and $8.38125 per share issued under the Director Plan. Mr. Wallace was elected to fill a vacancy on the Board of Directors on February 24, 1997.

(13) Includes 301,666 and 90,000 shares purchasable upon exercise of options issued under the Key Personnel Plan and the Director Plan, respectively.

                               EXECUTIVE OFFICERS

The following table sets forth, as of December 31, 1997, the Company's executive officers:

Name of Officer                      Age             Officer Since           Position with the Company
---------------                      ---             -------------           -------------------------
Dr. Charles W. Birkett               61                Inception             Chairman of the Board of Directors, Chief
                                                                             Executive Officer, President and Chief
                                                                             Operating Officer of the Company.

Paul Richardson                      49                Inception             Executive Vice President and a member of
                                                                             the Board of Directors of the Company;
                                                                             President and Chief Executive Officer of
                                                                             the Company's Canadian operating
                                                                             subsidiary.

Mary Margaret Hamlett                47                Inception             Executive Vice President, Chief Financial
                                                                             Officer, Secretary and a member of the
                                                                             Board of Directors of the Company.

Effective March 1, 1997, Mr. Richardson resigned as President and Chief Operating Officer of the Company and was replaced in those capacities by Dr. Birkett. Mr. Richardson continues in the employ of the Company as President and Chief Executive Officer of the Company's Canadian operating subsidiary, and he continues serving as a member of the Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the services in all capacities to the Company for the three fiscal years ended December 31, 1997, of the individual who served as the Company's chief executive officer during the 1997 fiscal year and of the other individuals who served the Company as executive officers as of the end of the 1997 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation                              Long-Term Compensation
                                -------------------------------------------  ------------------------------------------------------
                                                                                     Awards                     Payouts
                                                                             ----------------------  ------------------------------
                                                                  Other                  Securities
                                                                  Annual     Restricted  Underlying
   Name and Principal                                          Compensation     Stock     Options/     LTIP           All Other
        Position                Year (1)  Salary($)  Bonus($)     ($)(1)      Awards($)    SARs(#)   Payouts($)  Compensation($)(2)
        --------                --------  ---------  --------  ------------  ----------  ----------  ----------  ------------------
Dr. Charles W. Birkett            1997     275,625        --        --           --         1,000        --            19,697
  Chairman of the Board           1996     262,500    82,687        --           --        51,000        --            16,290
  of Directors, Chief             1995     250,000        --        --           --         1,000        --            15,432
  Executive Officer,
  President and Chief
  Operating Officer

Paul Richardson                   1997     105,847    11,012        --           --         1,000        --             5,236
   Executive Vice President,      1996     183,750    51,450        --           --        31,000        --             5,351
   Director and Chief             1995     175,000        --        --           --         1,000        --             5,374
   Executive Officer of the
   Company's Canadian
   operating subsidiary

Mary Margaret Hamlett             1997     165,375        --        --           --         1,000        --            10,312
  Executive Vice President,       1996     157,500    44,100        --           --        21,000        --             9,790
  Chief Financial Officer,        1995     150,000        --        --           --         1,000        --             9,194
  Secretary and Director

(1) Perquisites for each executive officer are in amounts that do not require disclosure.

(2) Includes matching contributions made by the Company under its Supplemental Executive Retirement Plan (6% of salary), or in the case of Paul Richardson, a Canadian citizen, a contribution made to Mr. Richardson's Registered Retirement Savings Plan. The remaining amount for each individual represents payments for life insurance premiums.

EMPLOYMENT AGREEMENTS

     On May 14, 1994, the Company entered into employment agreements with each Dr. Birkett, Mr. Richardson and Ms. Hamlett (individually, an "Employment Agreement" and collectively, the "Employment Agreements"). Dr. Birkett serves as Chief Executive Officer and, since March 1, 1997, as President and Chief Operating Officer of the Company; Mr. Richardson, through February 28, 1997, served as President and Chief Operating Officer of the Company and, since March 1, 1997, as Executive Vice President of the Company and as President and Chief Executive Officer of the Company's Canadian operating subsidiary; and, Ms. Hamlett serves as Executive Vice President, Chief Financial Officer and Secretary of the Company. The Employment Agreements for Dr. Birkett, Mr. Richardson and Ms. Hamlett provide for a base annual salary of $250,000, $175,000 and $150,000, respectively, which salaries are subject to change by the Company's Compensation Committee. The base annual salaries of Dr. Birkett, Mr. Richardson and Ms. Hamlett were increased to $275,625, $192,938 and $165,375, respectively, effective January 1, 1997. Mr. Richardson's base annual salary was reduced to $93,750 concurrent with the effective date of his new responsibilities, March 1, 1997. The initial term of the Employment Agreement for Dr. Birkett expired on the third anniversary of the date of execution thereof. The initial term of the Employment Agreements for each of Ms. Hamlett and Mr. Richardson expired on the second anniversary of the date of execution thereof. The Employment Agreements renew automatically for one-year periods unless 30 days notice is given by either the Company or the employee.

     In addition, the Employment Agreements may be terminated by the Company without cause at any time and by the employee as a result of "constructive discharge" (e.g., a reduction in compensation or a material change in responsibilities) or a "change in control" (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control, or upon the Company giving notice of its intent not to renew his Employment Agreement, Dr. Birkett shall be entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary. In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew their respective Employment Agreements, Mr. Richardson and Ms. Hamlett shall be entitled to receive a lump sum severance payment in an amount equal to 24 months of his or her monthly base salary. Furthermore, upon such termination, each employee may elect to require the Company to repurchase options granted to him or her under the Key Personnel Plan for a purchase price equal to the difference between the fair market value of the Common Stock at the date of termination and the stated option exercise price. In the event that an Employment Agreement is terminated earlier by the Company for cause (as defined therein), or by the employee other than upon a constructive discharge or a change in control, the employee shall not be entitled to any compensation following the date of such termination other than the pro rata amount of his or her then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, the terminated employee is prohibited from competing with the Company for 12 months.

     Although he resigned as President and Chief Operating Officer of the Company effective March 1, 1997, Mr. Richardson continues to be employed by the Company as Executive Vice President and as President and Chief Executive Officer of the Company's Canadian operating subsidiary pursuant to his Employment Agreement. (See "Executive Officers.") Mr. Richardson and the Company have agreed to certain changes in the calculation of the amount he would receive should he become eligible for a severance benefit: for 1998, Mr. Richardson's severance benefit shall be 18 months at his monthly base salary prior to his resignation as President and Chief Operating Officer (i.e., $275,625); and, for 1999 and thereafter, 24 months at his then current base salary.

OPTION GRANTS

     The table below provides information on grants of stock options pursuant to the Key Personnel Plan and the Director Plan during the fiscal year ended December 31, 1997, to the named executive officers reflected in the Summary Compensation Table. The Company grants no stock appreciation rights.



                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                         INDIVIDUAL GRANTS
                          ---------------------------------------------------------------------------
                                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                                          AT ASSUMED ANNUAL RATES
                                                      PERCENT OF TOTAL                                  OF STOCK PRICE APPRECIATION
                            NUMBER OF SECURITIES        OPTIONS/SARS        EXERCISE OR                     FOR OPTION TERM (1)
                          UNDERLYING OPTIONS/SARS   GRANTED TO EMPLOYEES    BASE PRICE     EXPIRATION   ---------------------------
         NAME                   GRANTED (#)            IN FISCAL YEAR         ($/SH)           DATE         5%($)        10%($)
   ----------------       -----------------------   --------------------    -----------    ----------       -----        ------
Dr. Charles W. Birkett            1,000(2)                   2.41%            8.3125        12/31/07        5,228        13,248

Paul Richardson                   1,000(2)                   2.41%            8.3125        12/31/07        5,228        13,248

Mary Margaret Hamlett             1,000(2)                   2.41%            8.3125        12/31/07        5,228        13,248

------------------

(1) The dollar amounts under these columns result from calculations assuming the indicated growth rates in accordance with Securities and Exchange Commission regulations and are not intended to forecast the actual appreciation of the Common Stock.

(2)      Granted pursuant to automatic grants to directors under the Director
         Plan.

OPTION EXERCISES AND VALUES

      The table below provides information as to exercises of options under the Key Personnel Plan and the Director Plan by the named executive officers reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officers. The Company grants no stock appreciation rights.


            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                             Value of Unexercised
                                                                                                             In-the-Money Options/
                                 Shares                     Number of Securities Underlying Unexercised       SARs at 1997 Fiscal
                                Acquired          Value       Options/SARs at 1997 Fiscal Year-End (#)          Year-End ($)(1)
                               on Exercise      Realized    -------------------------------------------    -------------------------
         Name                      (#)             ($)               Exercisable/Unexercisable             Exercisable/Unexercisable
--------------------------     -----------      --------    -------------------------------------------    -------------------------
Dr. Charles W. Birkett             -0-             -0-                    136,333 / 17,667                         957 / 537

Paul Richardson                    -0-             -0-                    123,000 / 11,000                         957 / 537

Mary Margaret Hamlett              -0-             -0-                     96,333 /  7,667                         957 / 537

(1) Options are classified as "in-the-money" if the market value of the underlying Common Stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $8.50, the per-share market value of the underlying Common Stock as of December 31, 1997. Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of options will be based on the per-share market price of the Common Stock at the time of exercise and are thus dependent upon future performance of the Common Stock.

COMPENSATION COMMITTEE REPORT

        Decisions on compensation of the Company's senior executives, except for decisions related to awards under the Company's Director Plan, are made by the Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director. It is the responsibility of the Compensation Committee to assure the Board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company's stockholders and the Company. Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by directors Nelson and O'Neil in their capacity as the Compensation Committee.

Compensation Philosophy and Policies for Executive Officers

        The Company believes that the executive compensation program should align the interests of stockholders and executives. The Company's primary objective is to provide high quality patient care while maximizing stockholder value. The Compensation Committee seeks to forge a strong link between the Company's strategic business goals and its compensation goals.

        The Company's executive compensation program is consistent with the Company's overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company's strategic objectives, as stated below, the greater the Company's success on both a short-term and long-term basis.

        The Company's executive compensation program has been designed to support the overall Company strategy and objective of creating stockholder value by:

         - Emphasizing pay for performance by having a significant portion of executive compensation "at risk."

         - Directly aligning the interest of executives with the long-term interest of stockholders by awarding stock options at current market prices, which have value to the executives only through stock appreciation over the long run.

         - Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

         - Appropriately balancing the Company's short-term and long-term business, financial and strategic goals.

        The Company's strategic goals are:

         - Profitability: To maximize financial returns to its stockholders, in the context of providing high quality service.

         - Quality: To achieve leadership in the provision of relevant and high quality health services.

         - Growth: To expand the operations of the Company in such a manner as not to imperil the achievement of other objectives.

         - Stability: To be seen as a desirable employer and a responsible corporate citizen.

        Currently, the Company's executive compensation program is composed of three components: base salary, annual cash incentive (i.e., bonus) and long-term incentive opportunity through nonqualified stock options. When the Company or the individual business units meet or exceed their respective annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are intended to be market competitive with similar U.S. public health care companies having similar revenues .

Base Salary

        The base salaries of the Company's executives are listed in the Summary Compensation Table in this Proxy Statement and are evaluated annually. In evaluating appropriate pay levels and salary increases for Company executives, the Compensation Committee considers achievement of the Company's strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the Compensation Committee seeks to confirm base salaries for all executive officers at the market rate, as determined from information gathered by the Company from an independent compensation consulting firm and other outside sources.

Annual Incentives

        Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive's area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. At least 80% of the available bonus percentage for each executive is tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors.

        Company executives may earn a bonus of up to 35% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance against these goals is determined on an arithmetic scale with the pre-established weighting.

        In February 1997, the Compensation Committee awarded 1996 bonuses of $82,687, $51,450 and $44,100 to Dr. Birkett, Mr. Richardson and Ms. Hamlett, respectively. These awards represented 31.5%, 28.0% and 28.0% of the respective 1996 base annual salary of each executive.

Long-Term Incentives

        The Company's long-term incentive compensation program consists of nonqualified stock options which are related to improvement in long-term stockholder value. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and long-term stockholders.

        The option grants to executive officers offer the right to purchase shares of Common Stock at their fair market value on the date of the grant. These options will have value only if the Company's stock price increases. The number of shares covered by each grant is intended to reflect the executive's level of responsibility and past and anticipated contributions to the Company.

        In 1997, the Compensation Committee did not award any grants under the Key Personnel Plan to Dr. Birkett, Mr. Richardson or Ms. Hamlett.

Chief Executive Officer Compensation

        Securities and Exchange Commission regulations require corporate compensation committees to disclose the bases for the compensation of a corporation's chief executive officer relative to such corporation's performance.

        Dr. Birkett, the Company's Chief Executive Officer, is eligible to participate in the same executive compensation plans that are available to the other senior executive officers, which plans are described above. The Compensation Committee's general approach in setting Dr. Birkett's annual compensation is derived from the same considerations described above: to be competitive with the compensation plans of other U.S. public health care corporations of similar size while having a large percentage of his annual incentive compensation based upon specific, corporate-wide operating performance criteria.

Tax Regulation as to Limited Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in 1998 and, accordingly, to date the Company has not adopted a policy in this regard.

        THE FOREGOING REPORT IS SUBMITTED BY ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE AS
FOLLOWS: EDWARD G. NELSON AND WILLIAM C. O'NEIL, JR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on the Company's review of the copies of Forms 3, 4 and 5 furnished to it and any amendments thereto, or written representations from certain reporting persons that no Form 5's were required for such persons, the Company believes that, during the 1997 fiscal year, its executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONS

        The Company's Compensation Committee consists of directors Nelson and O'Neil. Former director Morris A. Perlis, an affiliate of Counsel Corporation (together with various of its subsidiaries, "Counsel"), served on the Compensation Committee through May 1995. Former directors Silber and Sonshine are officers and directors of Counsel and certain of its subsidiaries. Mr. Silber and Mr. Sonshine resigned as Directors of the Company on November 26, 1996, at which time the size of the Board of Directors was reduced from eight to six members.

COUNSEL CORPORATION RELATIONSHIP

        Advocat was organized in 1994 with the transfer of the long-term care business of Counsel and Diversicare Inc. ("Diversicare") to the Company. In an initial public offering on May 10, 1994 (the "Offering"), 100% of the Company's Common Stock was sold to the public. Following the Offering, neither Counsel nor Diversicare retained any ownership interest in the Company. Various agreements among the parties (the "Transfer Agreements") governed the Offering and the transfer of certain assets of Counsel and Diversicare to the Company. The Transfer Agreements and certain subsequent agreements and amendments continue to govern various other matters between the Company and Counsel.

        Pursuant to the Transfer Agreements, the Company received the outstanding capital stock of a Counsel subsidiary that held the general partnership interest in a nursing home partnership managed by Advocat and leasehold interests in all of the nursing homes and retirement centers then owned or leased by Counsel. Eleven facilities owned by Counsel are now leased by the Company under three separate leases as follows:

                                                                                           Approximate
             Number of                                          Initial                    Base Rental
             Facilities                Location               Lease Term                     Payment
             ----------                --------               ----------                   -----------
                 3                     Florida            through August 2002             $918,000/year*

                 3                     Texas              through May 2004                $205,000/year

                 5                     Canada             through May 1999                $970,000/year

-----------
 *  Subject to yearly increases not to exceed 5% of the prior year's rent.

        Pursuant to the Transfer Agreements, Advocat received a management agreement covering seven Canadian facilities affiliated with Counsel. The management agreement is for a term of 10 years through April 2004, with base management fees equal to approximately $700,000 per year (at the December 31, 1997 exchange rate) and an additional incentive management fee equal to 11.8% of net operating income as defined. Management fees generated under this contract in 1997 were approximately $1.3 million.

        Pursuant to the Transfer Agreements, the Company received the leases and all leasehold rights and obligations thereunder previously held by Counsel with respect to 19 nursing homes and two assisted living facilities leased from Omega Healthcare Investors, Inc. ("Omega") under a master lease. In connection therewith, Advocat provided a replacement security deposit letter of credit in the amount of $3.8 million in favor of Omega, assumed all future obligations with respect to the master lease and agreed to indemnify Counsel and its affiliates with respect to any obligations related to the master lease. The Company also leases from Counsel three Florida facilities encumbered by a participating mortgage in favor of Omega.

        The Company owns all of the outstanding stock of Diversicare General Partner, Inc. ("DGPI"), the corporate General partner of Texas Diversicare Limited Partnership, a Texas limited partnership ("TDLP"), which owns six nursing homes. At the time of the Offering, Counsel and various affiliates owned approximately 31% of the limited partnership interests of TDLP. The Company also received a mortgage on the TDLP properties of approximately $7.3 million, which mortgage calls for monthly principal and interest payments of $73,500. The mortgage balance at December 31, 1997 was $6,981,000.

        The Company has provided a cash flow guarantee to TDLP in a Partnership Services Agreement dated November 2, 1990 (the "TDLP Services Agreement"), obligating the Company to provide monthly, interest-free loans to TDLP (the "Cash Flow Loans") to the extent that 99% of Distributable Cash (as defined in the TDLP Services Agreement) is less than the Guaranteed Monthly Return (as defined in the TDLP Services Agreement). Any Cash Flow Loans made to TDLP will be repaid to the extent that 99% of Distributable Cash exceeds the Guaranteed Monthly Return. The obligation of the Company to TDLP under the cash flow guarantee terminates on August 31, 2001 and any remaining amounts outstanding under the Cash Flow Loans will be forgiven on that date. As of December 31, 1997, the outstanding amount of Cash Flow Loans was $3,242,000. Over the life of TDLP through December 31, 1997, the Company and its predecessors have earned management fees in the amount of approximately $3.1 million and have recognized principal amounts under the mortgage in the amount of $519,000. These amounts have been recorded as paid, and there have been corresponding increases to the recorded advances to TDLP as a result. The Company considers such amounts reversible to the extent they have been funded with advances to TDLP.

        Under TDLP's Amended and Restated Partnership Agreement dated August 30, 1991 (the "TDLP Partnership Agreement"), the limited partners of TDLP have the right to cause DGPI to repurchase up to 10% of their partnership units annually for five years (up to a maximum of 50% of the total partnership units outstanding) beginning in January 1997 (the "Put Option"). The 10% maximum per year is not cumulative. The purchase price for the partnership units is based on the "Adjusted Net Unit Price" (as defined in the TDLP Partnership Agreement) plus DGPI's assumption of a pro rata portion of the Cash Flow Loans and the mortgage receivable. Units purchased by DGPI under the Put Option do not have voting rights with respect to any matters coming before TDLP's limited partners. Pursuant to its repurchase obligation under the Put Option, the Company purchased 10% of the TDLP's partnershp units in both January 1998 and January 1997 for approximately $625,000 and $650,000 in cash, respectively, plus assumption of pro rata portions of the Cash Flow Loans of $320,000 and $270,000, respectively, and the mortgage receivable of approximately $700,000 and $710,000, respectively. Because the total partnership units put to the Company at each date were in excess of the 10% annual maximum, a pro rata reduction was applied to the amount of units redeemed from each holder in accordance with the terms of the Put Option. It is likely that the Company will be required to repurchase additional partnership units annually over the next three years (and assume additional amounts under the Cash Flow Loans and mortgage receivable) and to made additional Cash Flow Loans.

        Diversicare Canada Management Services Co., Inc., an indirect wholly-owned subsidiary of the Company ("DCMS"), manages two facilities owned by Diversicare VI, an affiliate of Diversicare, pursuant to a Management and Guaranteed Return Loan Agreement dated as of November 30, 1985, as amended (the "Guaranteed Return Loan Agreement"), which expires on December 31, 2005. In connection with the Guaranteed Return Loan Agreement, DCMS loaned Diversicare VI approximately $800,000 to repay indebtedness to Counsel and, additionally, $750,000 to make expansions and improvements upon the two managed facilities. These loans are secured by second, third and fourth mortgage security interests in the assets of Diversicare VI. Each loan bears interest at 8% and is being repaid over the life of the Guaranteed Return Loan Agreement. The balance due from Diversicare VI with respect to these loans totaled approximately $1.4 million at December 31, 1997.

        In addition, DCMS has guaranteed certain cash flow deficiencies and quarterly return obligations of Diversicare VI through a guarantee period, which expires on December 31, 2005 (the "Guaranteed Period"). Pursuant to its guarantees, DCMS is obligated to make interest-free loans to Diversicare VI (the "Cash Flow Deficiency Loans" and the "Guaranteed Return Loans") recoverable during the Guaranteed Period. Any amounts outstanding under the Cash Flow Deficiency Loans and the Guaranteed Return Loans remaining unpaid at the end of the Guaranteed Period will be forgiven by DCMS. Through December 31, 1997, there was no outstanding balance under either the Cash Flow Deficiency Loans or the Guaranteed Return Loans. DCMS holds a security interest in certain distributable cash in Diversicare VI to secure repayment of the Cash Flow Deficiency Loans and Guaranteed Return Loans during the Guarantee Period.

        Under the Guaranteed Return Loan Agreement, DCMS is entitled to receive a management incentive fee through the Guarantee Period based on Diversicare VI's distributable cash and proceeds of sales or refinancings, net of various expenses and distributions. Pursuant to an Agreement with DCMS dated February 6, 1995, Counsel is entitled to receive 50% of DCMS's incentive management fees payable under the Guaranteed Return Loan Agreement after payment to DCMS of $107,000 Canadian (approximately $75,000 U.S.) per year. The Guaranteed Return Loan Agreement generated revenues to DCMS for the year ended December 31, 1997 of approximately $517,000, including management incentive fees. During the Guarantee Period, DCMS may not distribute to its shareholder (Diversicare Leasing Corp., a wholly-owned subsidiary of Advocat) more than 25% of DCMS's pre-tax profits.

        Pursuant to the Transfer Agreements, the Company has been granted the right to offset against payments owed from the Company to Counsel and Counsel has been granted the right to offset against payments owned from Counsel to the Company, up to $1.0 million Canadian (approximately $700,000 U.S.) per year to the extent that either party does not receive the payment of the obligations owned by either party to the other. The terms of the offset agreement provide that the party exercising offset rights will not be in default with respect to its obligations to the other party to the extent such obligations are not paid pursuant to the provisions of the offset. The obligations of the Company to Counsel under the leases and management contracts between the Company and Counsel provide that a default under one agreement constitutes a default under each of the leases and management contracts.

        In February 1996, Counsel made certain claims with respect to the leases and management contracts to which it and the Company are a party. The Company's Board of Directors created a special committee of Directors not affiliated with management of the Company or Counsel to review such claims. During the year, the special committee reviewed various documentation and met with representatives from both the Company and Counsel. As a result of the work of the special committee, Counsel voluntarily withdrew one of the two claims made against the Company. In November 1996, Mr. Silber and Mr. Sonshine resigned from the Board of Directors of the Company, and subsequently, the special committee concluded its review of these matters. In February 1997, the remaining claim by Counsel was submitted to the American Arbitration Association under the alternative resolution dispute provisions of the original management contract.

        In connection with an acquisition, effective October 1, 1997, the Company entered into leases with or obtained subleases from the former principal owners of Pierce Management Group with respect to 14 assisted living facilities, an office building and a manager's home. These leases provide for annual payments of approximately $4.0 million. Guy Pierce and A. Steve Pierce have entered into a two-year employment agreement and a three-year consulting agreement, respectively, with the Company.



                              CERTAIN TRANSACTIONS

        For a discussion of the relationships between the Company and its affiliates, directors, officers, and principal stockholders, please see "Stock Ownership of Directors, Executive Officers and Principal Holders," "Executive Officers," "Proposal 1: Election of Director," "Compensation Committee Interlocks and Insider Participation" and "Counsel Corporation Relationship."

                             STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total return of the Company with that of the S&P Smallcap 600 Index, a new peer group index and an old peer group index. Cumulative return assumes $100 invested in the Company or respective index on May 10, 1994 with dividend reinvestment through December 31, 1997. The old peer group index is composed of four long-term care companies, including Beverly Enterprises, Inc., Manor Care, Inc., National Healthcare, L.P., and Paragon Health Network Inc. (the amalgamation of Living Centers of America, Inc. and Arbor Health Care Co.). Because two of the members of the old peer group combined in 1997, the Company deemed it appropriate to broaden the membership of its peer group. The new peer group includes the four members of the old peer group in addition to Health Care and Retirement Corporation, Integrated Health Services, Inc., Mariner Health Group, Inc. and Sun Healthcare Group, Inc.

        Normally, the graph would cover five years; however, information is presented only since the Company's initial public offering date, May 10, 1994. To date, the Company has not tied executive compensation to stock performance. The future impact of stock performance on executive compensation, if any, will be determined by the Compensation Committee and management.



                                                                         INDEX VALUES*
                                     05/10/94           12/31/94            12/31/95            12/31/96           12/31/97
                                     --------           --------            --------            --------           --------
ADVOCAT INC.                             100                138                 117                  76                 89
S & P SMALLCAP 600                       100                 99                 129                 156                196
OLD PEER GROUP                           100                106                 115                 132                175
NEW PEER GROUP                           100                111                 103                 113                155

* $100 INVESTED ON 05/10/94 IN STOCK OR ON 04/30/94 IN INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31. INDEX VALUES PRODUCED BY RESEARCH DATA GROUP.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTOR


       All directors generally hold office for three-year terms and then until their successors have been duly elected and qualified. The Board of Directors of the Company is divided into three classes. The term of the Class 2 directors will expire at the 1999 Annual Meeting of Stockholders; the term of the Class 3 directors will expire at the 2000 Annual Meeting of Stockholders; and the term of the Class 1 director will expire at this Annual Meeting of Stockholders (and in all cases when their respective successors are duly elected and qualified). At each annual meeting, successors to the class of directors whose term expires at such meeting will be elected to serve for a three-year term and until their successors are duly elected and qualified.

       Directors who are not officers, employees or consultants of the Company (currently directors Nelson, O'Neil and Wallace) receive a director's fee of $10,000 annually, $1,000 per board meeting attended and $500 per committee meeting attended (except when held on the same day as board meetings). Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director.

       The Board of Directors proposes that the one nominee indicated below be elected as a Class 1 director to serve for a three-year term and until his successor is duly elected and qualified. Mr. O'Neil is currently a Class 1 director. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

                    NOMINEE FOR ELECTION OF CLASS 1 DIRECTOR

                                                      Director                        Principal Occupation
       Name of Nominee                 Age             Since                             Last Five Years
       ---------------                 ---             -----                             ---------------
William C. O'Neil, Jr.                  63           Inception          Member of the Board of Directors of the
                                                                        Company; Chairman of ClinTrials Research
                                                                        Inc., a contract research organization
                                                                        ("ClinTrials") from September 1989 to
                                                                        present; President and Chief Executive Officer
                                                                        of ClinTrials from September 1989 to
                                                                        February 1, 1998; Director of ATRIX
                                                                        Laboratories, Inc., a drug delivery company;
                                                                        Director of American HealthCorp, a specialty
                                                                        health care service company; Director of
                                                                        Sigma Aldrich Corp., a manufacturer of
                                                                        research chemicals; and Director of Central
                                                                        Parking Systems, Inc., an operator of parking
                                                                        facilities ("Central Parking").

                              CONTINUING DIRECTORS

                                                     Director                          Principal Occupation
       Name of Nominee                 Age             Since                              Last Five Years
       ---------------                 ---             -----                              ---------------
CLASS 3 DIRECTORS:

Charles W. Birkett, M.D.                61           Inception          Chief Executive Officer, President, Chief
                                                                        Operating Officer and Chairman of the Board
                                                                        of Directors of the Company; President, Chief
                                                                        Executive Officer and a director of Diversicare
                                                                        from September 1991 to May 1994; Director
                                                                        of Counsel Corporation from 1983 to May
                                                                        1994; Chairman of the Board of Directors and
                                                                        Chief Executive Officer of Diversicare
                                                                        Management Services Co. ("DMS") from
                                                                        September 1991 to present; Chairman of the
                                                                        Board of Directors and Chief Executive
                                                                        Officer of Diversicare Leasing Corp ("DLC")
                                                                        from May 1994 to present; and President of
                                                                        Diversicare Incorporated ("DINC") from
                                                                        February 1980 to May 1994.

Edward G. Nelson                        66         Inception            Member of the Board of Directors of the
                                                                        Company; Chief Executive Officer and
                                                                        President of Nelson Capital Corp., a merchant
                                                                        banking firm, from January 1985 to present;
                                                                        Director of Central Parking; Director of Berlitz
                                                                        Interna-tional, Inc., a language services
                                                                        company; Director of ClinTrials;
                                                                        Trustee of Vanderbilt University.

Paul Richardson                         49         Inception            Executive Vice President and a Member of the
                                                                        Board of Directors of the Company; President
                                                                        and Chief Executive Officer of the Company's
                                                                        Canadian operating subsidiary; President and
                                                                        Chief Operating Officer of the Company from
                                                                        May 1994 through February 1997; Executive
                                                                        Vice President of Diversicare from September
                                                                        1991 to May 1994; President of DMS from
                                                                        November 1991 through February 1997;
                                                                        President of DLC from May 1994 through
                                                                        February 1997; Executive Vice President of
                                                                        DINC from March 1991 to May 1994.

                              CONTINUING DIRECTORS

                                                     Director                          Principal Occupation
       Name of Nominee                 Age            Since                               Last Five Years
       ---------------                 ---            -----                               ---------------
CLASS 2 DIRECTORS:

Mary Margaret Hamlett                   47         Inception            Executive Vice President, Chief Financial
                                                                        Officer, and Secretary and a member of the
                                                                        Board of Directors of the Company; Vice
                                                                        President, Chief Financial Officer and
                                                                        Accounting Officer, and Secretary of
                                                                        Diversicare from September 1991 to May
                                                                        1994; Vice President and Secretary of DMS
                                                                        from May 1994 to present; Vice President and
                                                                        Secretary of DLC from May 1994 to present;
                                                                        and Vice President and Assistant Secretary of
                                                                        Diversicare Corporation of America from June
                                                                        1988 to May 1994.

J. Bransford Wallace                    66         February 1997        Member of the Board of Directors of the
                                                                        Company; Chairman Emeritus of Willis
                                                                        Corroon Corporation, an international provider
                                                                        of insurance services, from April 1994 to
                                                                        present; Chairman of Global Retail operations
                                                                        and Director of Willis Corroon Group, PLC
                                                                        from October 1990 to January 1994; Director
                                                                        of NationsBank of Tennessee; founding
                                                                        Chairman of the Quality Insurance Congress,
                                                                        an organization emphasizing quality in the
                                                                        insurance industry; and, Member of the Board
                                                                        of ESC Strategic Funds, an investment strategy
                                                                        organization.

       The Board of Directors currently has standing Audit, Executive and Compensation Committees. The Board of Directors does not have a nominating committee.

       The Executive Committee presently is composed of three directors:
Birkett, Richardson and Nelson. The Delaware General Corporation Law and the Company's Bylaws provide that the Board may designate such a committee from their number to carry out the functions of the Board as permitted by law. Between meetings of the Board, the Executive Committee may exercise all powers of the Board. During 1997, the Executive Committee held no meetings and unanimously adopted one written consent actions.

       The Audit Committee presently is composed of two directors: Wallace and O'Neil. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, and review and setting of internal policies and procedures regarding audits, accounts and financial controls. During 1997, the Audit committee held two meetings.

       The Compensation Committee presently is composed of two directors: Nelson and O'Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, administration of the Supplemental Executive Retirement Plan, review of compensation plans relating to executive officers and directors, including benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. During 1997, the Compensation Committee held one meeting and unanimously adopted no written consent actions.

       During the Company's fiscal year ended December 31, 1997, its Board of Directors held four regular meetings and one special meeting and unanimously adopted one written consent action. Each director named above, during the period in which he or she served in 1997, attended meetings or executed written consent actions with respect to at least 75% of the meetings and consent actions of the Board of Directors and of the committees on which he or she served.

       A plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to be voted is required to elect the nominee. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE NOMINEE LISTED ABOVE.

                                   PROPOSAL 2:
         AMENDMENT TO 1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
             FOR KEY PERSONNEL INCREASING SHARES AVAILABLE FOR GRANT


       On March 3, 1994, the Company's Board of Directors and stockholders approved the adoption of the 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel (the "Key Personnel Plan"), under which options to purchase shares of the Company's Common Stock are available for grant to consultants, advisors, directors and employees of the Company, providing an equity interest in the Company and additional compensation based on appreciation of the value of such stock.

       During 1997, options to purchase 23,500 and 15,000 shares at exercise prices of $9.25 and $12.125 per share, respectively, were granted under the Key Personnel Plan to employees of the Company. Since December 31, 1997, through the date of this proxy statement, no options were granted under the Key Personnel Plan to employees of the Company. As of March 23, 1998, there were outstanding under the Key Personnel Plan options to purchase 483,167 shares of Common Stock with an aggregate market value of approximately $4,741,000 (based on the March 23, 1998 closing price of $9.8125 for the Company's Common Stock). The outstanding options have expiration dates ranging from May 10, 2004 to October 1, 2007.

       The Key Personnel Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder.

       The maximum term of any option granted pursuant to the Key Personnel Plan is 10 years. Options are non-transferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the Key Personnel Plan that expire, terminate or are canceled without having been exercised in full become available again for option grants.

       The Key Personnel Plan is administered by the Board of Directors. The Compensation Committee of the Board currently administers the plan. Subject to certain limitations, the Board and its committee have the authority to determine the recipients, as well as the exercise prices, exercise periods, length and other terms of stock options granted pursuant to the Key Personnel Plan. In making such determinations, the Board may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

       The number of shares of Common Stock that may be granted under the Key Personnel Plan or under any outstanding options granted thereunder will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration.

       Generally, no option may be exercised until the holder has been employed by the Company or one of its subsidiaries continuously for at least three months from the date of grant. In the event the option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the option for a period of 12 months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the employment of an option holder is terminated for "cause," as defined in the Key Personnel

Plan, the unexercised options expire. In the event the option holder is terminated as an employee for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination, unless extended by agreement of the Company.

       In the event of a dissolution or sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. However, as to any option which is to so terminate, each holder will have the right, immediately prior to the dissolution, sale, merger or consolidation, to exercise his or her options, in whole or in part.

       Either nonqualified or incentive stock options may be granted under the Key Personnel Plan. No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a nonqualified stock option. Upon an optionee's exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the Common Stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the shares of Common Stock, the optionee will recognize a capital gain to the extent the sales proceeds exceed the optionee's cost of the shares plus the previously recognized ordinary income.

       Incentive stock options granted under the Key Personnel Plan are intended to qualify for favorable tax treatment under Internal Revenue Code Section 422. No individual may be granted incentive stock options under the Key Personnel Plan exercisable for the first time during any calendar year and having an aggregate fair market value in excess of $100,000. If the recipient of an incentive stock option disposes of the underlying shares before the end of certain holding periods (essentially the later of one year after the exercise date or two years after the grant date), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the fair market value of the Common Stock on the exercise date. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize a capital gain equal to the excess of the disposition price over the price paid by the recipient on the exercise date. The Company generally will not be entitled to deduction if a participant disposes of stock received upon exercise of an incentive stock option under the Key Personnel Plan prior to the expiration of the holding periods.

       As originally adopted, the Key Personnel Plan allowed for the purchase of up to 460,000 shares of Common Stock; the Key Personnel Plan was amended in 1997 to allow for the purchase price of up to 810,000 shares of common stock. As of March 23, 1998, 55,666 options have been exercised and options to purchase 483,167 shares of Common Stock remain outstanding. The Board of Directors unanimously adopted a proposed amendment to the Company's Key Personnel Plan to increase the number of shares of Common Stock reserved for issuance from 810,000 to 1,060,000 shares. The purpose of the amendment is to allow for grants of options under the Key Personnel Plan to acquire additional shares. A copy of the proposed amendment is attached hereto as Exhibit A.

       The total number of shares issued and subject to issuance upon the exercise of stock options granted pursuant to the Key Personnel Plan is less than the current maximum number of shares available under the Key Personnel Plan. No option grants are subject to stockholder approval of the proposed amendment. Therefore, the benefits or amounts that will be received by the Company's Directors, executive officers and other employees as a result of the proposed amendment are not determinable.

       Through March 23, 1998, the following vested and unvested options have been granted and are outstanding under the Key Personnel Plan: 135,000 to Dr. Birkett; 115,000 to Mr. Richardson; 85,000 to Ms. Hamlett; or, 335,000 to all current named executive officers as a group (including Mr. Richardson). In addition, 149,167 options have been granted and are outstanding with respect to all other employees, including officers who are not named executive officers, as a group.

       A majority of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to be voted is required to amend the Key Personnel Plan. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT TO THE KEY PERSONNEL PLAN AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT.


                         INDEPENDENT PUBLIC ACCOUNTANTS

       The accounting firm of Arthur Andersen LLP was appointed by the Board of Directors to serve as the Company's Independent Public Accountants for the fiscal year ended December 31, 1997. It is expected that Arthur Andersen LLP will be appointed to serve as the Company's auditor for the current fiscal year. A representative of that firm will be present at the meeting with the opportunity to make a statement if he so desires and to respond to questions.


                 DEADLINE FOR SUBMITTING STOCKHOLDERS PROPOSALS

       Any proposal by a stockholder for consideration at the 1999 Annual Meeting of Stockholders must be received by the Company's principal offices at 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067 no later than November 29, 1998, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 1999 annual meeting.

                              AVAILABILITY OF 10-K

       Upon the written request of any record holder or beneficial owner of the Common Stock entitled to vote at the annual meeting, the Company will provide without charge, a copy of its Annual Report on Form 10-K for the year ending December 31, 1997, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission. The request should be mailed to: Secretary, Advocat Inc., 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067. A request via facsimile may be submitted to
(615) 771-7409.


                                  OTHER MATTERS

       The management of the Company is not aware of any other matters to be brought before the Annual Meeting of Stockholders. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

       EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE MAY, IF HE WISHES, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON. IN ADDITION, A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE SUCH PROXY IS VOTED.

                                    EXHIBIT A

                               AMENDMENT NO. 3 TO
                                  ADVOCAT INC.
                1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                                FOR KEY PERSONNEL


       Amendment No. 3 to Advocat Inc. (the "Corporation") 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel reflecting the increase of the maximum number of shares reserved for issuance under the plan as approved by the Stockholders of the Corporation by Stockholder vote at the Annual Meeting of Stockholders held May 15, 1998. Capitalized terms used in the Amendment No. 3, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Plan.

       The 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel is hereby amended by striking Paragraph 3 in its entirety and inserting the following in lieu thereof:

       3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 1,060,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, reorganization, merger, consolidation, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.


                                                            - End of Amendment -

                                                                      Appendix A



PROXY                             ADVOCAT INC.                             PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dr. Charles W. Birkett and Ms. Mary Margaret Hamlett, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Advocat Inc., to be held on May 15, 1998, at 9:00 a.m. Central Daylight Time, at 1800 First American Center, 315 Deaderick Street, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) Election of Class 1 director -- William C. O'Neil

          [ ] FOR the nominee listed                        [ ] WITHHOLD AUTHORITY to vote for the nominee

(2) To approve an amendment to the Company's 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel to increase the number of shares of Common Stock reserved for issuance from 810,000 to 1,060,000.

(3) In their discretion, or such other matters as may properly come before the meeting.

     [ ] FOR DISCRETION         [ ] AGAINST DISCRETION         [ ] ABSTAIN

                          (Continued on reverse side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                Dated:                    , 1998
                                                  -------------------------

                                                --------------------------------

                                                Dated:                    , 1998
                                                  -------------------------

                                                --------------------------------
                                                Signature(s) of shareholder(s)
                                                should correspond exactly with
                                                the name(s) printed hereon.
                                                Joint owners should each sign
                                                personally. Executors,
                                                administrators, trustees, etc.,
                                                should give full title and
                                                authority.